UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2011

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Director

On October 7, 2011, pursuant to a unanimous written consent of the Board of Directors (the "Board") of MMR Global, Inc., a Delaware corporation (the "Company"), and in accordance with the Bylaws of the Company, the Board appointed Michael Finley to serve on the Board, effective upon execution thereof. Mr. Finley was also appointed as a member of the Audit and Compensation Committees of the Board. There were no arrangements or understandings between Mr. Finley and any other persons pursuant to which he was elected to serve on the board.

In connection with the appointment of Mr. Finley to the Board, Mr. Finley and the Company also entered into the Company's standard form of indemnification agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, subject to approval by the Board, the Company has agreed to issue Mr. Finley a warrant to purchase 1,050,000 shares of common stock of the Company at an exercise price of $0.06 per share vesting annually over three years.

Mr. Finley currently serves as Vice President, Worldwide Carrier Relations for Qualcomm. Previously, he was President of the West Region for Sprint Nextel from 2006 to 2008 and a Senior Vice President of Sprint Corporation. He joined Nextel in 2002 as Area Vice President of Southern California and was promoted following the Sprint Nextel merger to Senior Vice President of General Business for the U.S.

Prior to joining Nextel, Mr. Finley was a Senior Vice President of Wingcast, a Joint Venture between Ford Motor Company and Qualcomm which developed telematic products for Ford vehicles. From 1993 to 2001, Mr. Finley served as President of Verizon Wireless in Southern California, Vice President and General Manager in Sacramento and was Vice President of Sales in Ohio for Airtouch Cellular. Prior to joining Airtouch, he held positions with Cellular One and McCaw Cellular. He began his career in communications in 1985 as a co-founder of Celluland, a national franchise which created an alternative distribution approach in advance of consumer marketing of wireless products.

Mr. Finley is a graduate of Creighton University with a BSBA in Marketing and the General Manager Program in Executive Education at Harvard Business School. He currently serves as a Board Member of the Los Angeles Sports and Entertainment Commission, Member of the Region 1 Homeland Security Advisory Council, and Member of the Creighton University Hall of Fame. Mr. Finley also served as a Member of the Board of Advisors at MMRGlobal, Inc., which he resigned from in connection with his appointment to the Board.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
October 12, 2011	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer